EXHIBIT 4.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated June 20, 2013, with respect to the financial statement of Incapital Unit Trust, Series 28, comprising Balance Sheet Strength Portfolio, Series 3, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-188314) and related Prospectus.  We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts”.

/s/ Grant Thornton LLP
GRANT THORNTON LLP

Chicago, Illinois
June 20, 2013